Exhibit 99.1

Financial Statements of the Acquired Disbursement Business

Independent Auditor’s Report

The Board of Directors
Customers Bancorp, Inc.
Wyomissing, Pennsylvania

We have audited the accompanying abbreviated statement of assets acquired and liabilities assumed as of June 15, 2016 (the “acquisition date”) of the Disbursement business from Higher One, Inc. and Higher One Holdings, Inc. and the abbreviated statements of revenue and direct expenses for the years ended December 31, 2015, 2014 and 2013, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the abbreviated financial statements; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the abbreviated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the abbreviated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed as of June 15, 2016 of the Disbursement business from Higher One, Inc. and Higher One Holdings, Inc. and the revenues and direct expenses for the years ended December 31, 2015, 2014 and 2013 on the basis of accounting described in Note 1 to the abbreviated financial statements.

Emphasis of Matter

The accompanying abbreviated statement of assets acquired and liabilities assumed as of June 15, 2016 and the abbreviated statements of revenues and direct expenses for the years ended December 31, 2015, 2014 and 2013, were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Customers Bancorp, Inc. and are not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Disbursement business in accordance with U.S. generally accepted accounting principles, as described in Note 1. Our opinion is modified with respect to this matter.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania
August 5, 2016

The Disbursement Business
Statement of Assets Acquired and Liabilities Assumed
(amounts in thousands)

June 15, 2016
Assets
Accounts receivable, net	$2,784
Prepaid assets	1,180
Fixed assets, net	229
Total assets	$4,193
Liabilities
Accounts payable and accrued expenses	$5,531
Deferred revenue	2,655
Total liabilities	$8,186
Net liabilities assumed	$(3,993)
See accompanying notes to the abbreviated financial statements.

The Disbursement Business
Statements of Revenue and Direct Expenses
(amounts in thousands)

	For the Years Ended December 31,
	2015	2014	2013
Revenue:
Account revenue	$115,183	$130,767	$134,925
University revenue	5,058	5,129	5,079
Other revenue	553	824	889
Gross revenue	120,794	136,720	140,893
Cost of revenue:
Data processing expenses	19,326	19,916	19,244
Customer service related expenses	13,456	11,720	11,437
Network fees	7,929	9,438	9,290
Fraud related losses	6,508	7,097	3,044
Provision for overdrawn accounts	4,203	4,530	5,843
Card fulfillment expenses	3,472	3,909	3,535
Risk management expenses	2,596	3,133	3,102
Bank partner expenses	1,267	1,245	1,289
Other expenses	537	552	626
Total cost of revenue	59,294	61,540	57,410
Gross margin	61,500	75,180	83,483
Direct expenses:
Restitution, civil money penalties, and legal settlements	52,276	8,750	16,320
Overhead costs	5,142	4,962	4,994
Depreciation expense	2,183	1,723	1,596
Total direct expenses	59,601	15,435	22,910
Excess of revenue over direct expenses	$1,899	$59,745	$60,573
See accompanying notes to the abbreviated financial statements.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NOTES TO ABBREVIATED FINANCIAL STATEMENTS OF THE ACQUIRED DISBURSEMENT BUSINESS

NOTE 1 – DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION
Description of the Business

Higher One, Inc. and Higher One Holdings, Inc. (together, "Higher One") was a leading financial technology company focused on providing cost-saving solutions that enhance student service for the business office of colleges and universities. Higher One’s technologies for higher education institutions streamlined the processes of financial aid disbursement and payment acceptance. Higher One also provided options for students and families to manage college-related expenses, such as unique student-banking services, and financial education through $tart with Change. Higher One supported more than 1,500 college and university campuses and more than 9 million students across the United States.

Higher One operated in three business segments: (i) Disbursements (technology-based refund disbursements), (ii) Payments (payment processing) and (iii) Data Analytics (data analytics services). Higher One also provided campus communities with student-oriented banking services through its bank partners, including Customers Bank. Higher One provided products and services to two distinct, but related, target markets - higher education institutions and their students.

Higher One’s OneAccount Student Checking and Refund Management Disbursement business (the "Disbursement business") involved providing services to higher education institutions with respect to the disbursement of financial aid and other refunds to students. The obligations of higher education institutions with respect to these types of disbursements are highly regulated, resource-consuming and recurrent, and Higher One’s services addressed these obligations. The Disbursement business included the Refund Management® disbursement service, which was offered to higher education institution clients, and the OneAccount, an FDIC-insured online checking account that was offered to students, as well as faculty, staff and alumni. Approximately 225 Higher One employees, primarily located in New Haven, Connecticut, managed the Disbursement business and served the customers.
On June 15, 2016, Customers Bancorp, Inc. ("Customers Bancorp") and its subsidiary, Customers Bank ("Customers Bank," and, together with Customers Bancorp, "Customers") completed the acquisition by Customers of substantially all of the assets and the assumption of certain liabilities of the Disbursement business from Higher One. The acquisition was completed pursuant to the terms of an Asset Purchase Agreement (the "Purchase Agreement") between Customers and Higher One dated December 15, 2015.
The transaction contemplates aggregate guaranteed payments to Higher One of $42 million. The aggregate purchase price payable by Customers is $37 million in cash, with the payments to be made in three installments: (i) $17 million in cash upon the closing of the acquisition, (ii) $10 million upon the first anniversary of the closing and (iii) $10 million upon the second anniversary of the closing. In addition, concurrently with the closing, the parties have entered into a Transition Services Agreement pursuant to which Higher One will provide certain transition services to Customers through June 30, 2017. As consideration for these services, Customers will pay Higher One an additional $5 million in cash, which is to be paid over a one-year period beginning in July 2016. Customers also will be required to make additional payments to Higher One if, during the calendar years 2017, 2018 or 2019, revenues from the acquired Disbursement business exceed $75 million in a year. The potential payment will be equal to 35% of the amount the acquired Disbursement business related revenue exceeds $75 million in each year.

Basis of Presentation

The accompanying statements of assets acquired and liabilities assumed and revenues and direct expenses are presented in accordance with the Purchase Agreement. The financial information is not intended to be a complete presentation of the financial position or results of operations of the Disbursement business on a stand-alone basis and is not intended to be indicative of the financial results that would have occurred had the Disbursement business been owned and operated by Customers during the periods presented.
The accompanying financial information has been prepared from the books and records maintained by Higher One in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Disbursement business was not a separate legal entity of Higher One and was never operated as a stand-alone business, division or subsidiary. Prior to first quarter 2015, Higher One managed its business lines as one operating segment and its quarterly and annual reports were based upon management’s view that the company was operating only in one business segment. Higher One first began presenting unaudited segment information in its quarterly report on Form 10-Q for the three months ended March 31, 2015.

Because Higher One did not maintain distinct and separate accounts necessary to prepare full carve-out financial statements for the Disbursement business, and the methodology used to allocate indirect costs to the Disbursement business for segment reporting purposes was highly subjective, it is impracticable for Customers to prepare a complete set of audited financial statements as required by Rule 3-05 of Regulation S-X, Financial statements of businesses acquired or to be acquired. As a result, Customers is presenting audited abbreviated statements of assets acquired and liabilities assumed, and revenues and direct expenses of the Disbursement business to comply with Rule 3-05.
The statement of assets acquired and liabilities assumed includes only the specific assets and liabilities related to the Disbursement business that were identified in the Purchase Agreement as of the acquisition date and are presented on the historical cost basis, which approximates fair value at the acquisition date. The statements of revenue and direct expenses include all revenue and direct costs applicable to the operations of the Disbursement business for which specific identification was practical and the cost was deemed critical to the operation of the business. Operating expenses and other overhead costs incurred by Higher One for which specific identification was not practical, including salaries and employee benefits, legal expenses, accounting fees, rent, marketing and other administrative costs, were not allocated to the Disbursement business. The statements of revenue and direct expenses do not include a provision for income taxes as any tax liability and related assets were excluded from the Purchase Agreement.
The statements also omit other comparative information and certain disclosures required by US GAAP.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES
The accounting and reporting policies of the Disbursement business are in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements requires management to make estimates and assumptions that affect the reported balances of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates used in the abbreviated financial statements include those related to contingent liabilities and the provision for overdrawn accounts and fraud losses.
The accounting policies that are significant to the Disbursement business are described below.

Accounts Receivable

Accounts receivable are recorded at face amounts less an allowance for doubtful accounts, which was approximately $9,400 as of June 15, 2016. Management evaluates accounts receivable and establishes the allowance for doubtful accounts based on historical experience, analysis of past due accounts and other current available information. Higher education institution clients are generally billed two to three months in advance of the services being performed. Consequently, amounts recorded in accounts receivable may also be reported as deferred revenue as described below.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation of $402,000 as of June 15, 2016, and are depreciated using the straight-line method over the estimated useful lives of the assets. The fixed assets acquired primarily include computer equipment and workstations for the retained employees. These assets are generally being depreciated over three years.

Concentration of Credit Risk

Potential concentration of credit risk consists primarily of trade accounts receivable from university clients. For the years ended December 31, 2015, 2014 and 2013, no university client individually accounted for more than 10% of trade accounts receivable or revenue.

Revenue Recognition and Deferred Revenue

Revenues are derived from the delivery of services to higher education institution clients and their constituents such as students, faculty, staff and alumni. Revenues are recognized when persuasive evidence of an arrangement exists, services have been rendered, the price is fixed or determinable and collectability is reasonably assured. Management enters into long-term (generally three- or five-year initial term) contracts with higher education institutions to provide refund management disbursement services. Deferred revenue consists of amounts billed to or received from clients prior to the performance of services.

There are two principal sources of revenue derived from the Disbursement business: account revenue and revenue from higher education institutions ("University revenue").

Account revenue is generated from deposit accounts opened and funded by students and other members of the campus community. Fees are earned for services based on a fee schedule, including interchange fees charged to merchants, ATM fees, non-sufficient funds fees and other fees. Revenue on such transactions is recognized when the banking transaction is completed.

University revenue is generated from fees charged for the services purchased. For higher education institution clients, Refund Management Disbursement services facilitate the distribution of financial aid and other refunds to students, while simultaneously enhancing the ability of the higher education institutions to comply with the federal regulations applicable to financial aid transactions. By using Refund Management Disbursement services, the higher education institutions save on the cost of handling disbursements, improve related business processes, increase the speed with which students receive their refunds and help ensure their ability to comply with applicable regulations. For Refund Management Disbursement services, clients are charged an annual fee and/or per-transaction fees for certain transactions. The annual fee is recognized ratably over the period of service and the transaction fees are recognized when the transaction is completed.

Cost of Revenue

Cost of revenue consists primarily of data processing expenses, customer service related expenses, network fees and fraud related losses.

Provision for OneAccount Losses

Higher One entered into agreements with third-party FDIC-insured banks to hold all deposit accounts of the account holders. Although those deposit funds are held by the third-party banks, Higher One was liable to the banks for any uncollectible account holder overdrafts and any other losses due to fraud or theft. Management provided reserves for the estimated overdraft liability and the estimated uncollectible fees to the third-party banks. The provision for these reserves is included within the cost of revenue on the accompanying statements of revenue and direct expenses. Such reserve is based upon an analysis of outstanding overdrafts and historical repayment rates. Management also records an estimated liability for losses due to fraud or theft based on transactions that have been disputed by account holders but where such disputes have not been resolved as of the end of the reporting period based on internal historical rates of loss on such transactions.

Restitution and litigation related expenses

On December 23, 2015, the Board of Governors of the Federal Reserve System issued to Higher One an Order to Cease and Desist and Order of Assessment of Civil Money Penalty Issued Upon Consent Pursuant to the Federal Deposit Insurance Act, as Amended (“Fed Order”), related to violations of the Federal Trade Commission Act principally relating to the marketing and enrollment practices concerning OneAccounts. Pursuant to the terms of the Fed Order, Higher One was required to, among other things: (1) continue to take all action necessary to correct all violations cited by the Board of Governors and prevent the recurrence of similar violations; (2) submit to the Philadelphia Reserve Bank an acceptable written plan to enhance the consumer compliance risk management program to ensure that the marketing, processing, and servicing of student financial aid-related deposit or loan products or services by Higher One comply with all consumer protection laws and regulations; (3) deposit $24.0 million into a qualified settlement fund for purposes of providing restitution of certain OneAccount fees to consumers, as provided by the Fed Order, and submit to the Philadelphia Reserve Bank an acceptable written plan to provide for the restitution; and (4) pay a civil money penalty of $2.2 million.

Also on December 23, 2015, the FDIC issued to Higher One a Consent Order, Order for Restitution and Order to Pay Civil Money Penalty (“FDIC Order”) related to the matter discussed above. Pursuant to the terms of the FDIC Order, Higher One was required to, among other things: (1) continue to correct and eliminate all violations of law previously cited by the FDIC and prevent the recurrence of similar violations; (2) review its Compliance Management System as it relates to its student financial aid-related deposit or loan products and revise, develop and/or implement changes as necessary to ensure such products and services comply with all applicable consumer protection laws; (3) deposit $31.0 million into a segregated deposit account for the purpose of providing restitution of certain OneAccount fees to consumers, as provided by the FDIC Order; and submit to the Regional Director of the FDIC for non-objection a plan to provide restitution; and (4) pay a civil money penalty of $2.2 million.

As a result of the FDIC Order and Fed Order, Higher One recorded an allowance for customer restitution of approximately $46.3 million during the year ended December 31, 2015, representing the difference between the total amount of restitution of

$55.0 million and the amount accrued as of December 31, 2014 of $8.75 million. In addition, expenses of approximately $6.0 million were recorded during the year ended December 31, 2015, representing the civil money penalty and an estimate of costs to administer the distribution of restitution funds. The total amount of restitution was deposited in a qualified settlement trust and the total civil money penalties was paid during the year ended December 31, 2015.

During the year ended December 31, 2013, Higher One recorded an accrual for an estimated charge of $16.3 million relating to the pending settlement of consumer class action lawsuits specific to the marketing and sales practices of the OneAccount. This estimate was not materially different from the final, approved settlement agreement.

Direct overhead costs

Direct overhead costs included in the statements of revenue and direct expenses primarily consists of expenses for the maintenance and operation of the ATMs and other direct expenses paid to the third-party data processor.

Depreciation

Depreciation expense included in the statements of revenue and direct expenses is for depreciation of ATMs and other fixed assets of the Disbursement business that were included in the Purchase Agreement. Depreciation expense recognized on the ATMs for the years ended December 31, 2015, 2014 and 2013 totaled $1.3 million, $1.4 million and $1.8 million, respectively. The ATMs were disposed of in May 2016, prior to Customers' acquisition of the Disbursement business.
NOTE 3 – INTERIM FINANCIAL INFORMATION (UNAUDITED)
The table below presents the unaudited statements of revenue and direct expenses for the three months ended March 31, 2016 and 2015. The financial information is not intended to be a complete presentation of the results of operations of the Disbursement business on a stand-alone basis and is not intended to be indicative of the financial results that would have occurred had the Disbursement business been owned and operated by Customers during the periods presented.

	For the Three Months Ended March 31,
	2016	2015
Revenue:
Account revenue	$30,704	$37,528
University revenue	1,316	1,480
Other revenue	125	186
Gross revenue	32,145	39,194
Cost of revenue:
Data processing expenses	5,119	5,485
Customer service related expenses	3,331	3,357
Network fees	2,266	2,763
Fraud related losses	1,707	1,989
Provision for overdrawn accounts	578	1,134
Card fulfillment expenses	559	747
Risk management expenses	507	746
Bank partner expenses	462	320
Other expenses	85	153
Total cost of revenue	14,614	16,694
Gross margin	17,531	22,500
Direct expenses:
Overhead costs	1,173	1,147
Depreciation expense	501	442
Total direct expenses	1,674	1,589
Excess of revenue over direct expenses	$15,857	$20,911

NOTE 4 - INDIRECT COSTS (UNAUDITED)
In Higher One's Annual Report on Form 10-K for the year ended December 31, 2015 ("2015 Form 10-K"), Higher One presented income (loss) from continuing operations for the Disbursements business in Note 19 - Segments. The table that follows shows the difference between the excess revenue over direct expenses as presented in the audited Statements of Revenue and Direct Expenses included in this Form 8-K/A and the income (loss) from continuing operations included in Higher One's 2015 Form 10-K and the discussion that follows describes the nature, amount, and allocation methodologies used by Higher One to derive the income (loss) from continuing operations allocated to the Disbursement business.

	For the Year Ended December 31,
	2015	2014	2013
(amounts in thousands)
Excess revenue over direct expenses	$1,899	$59,745	$60,573
Income (loss) from continuing operations	(44,941)	15,132	17,587
Indirect expenses not included in abbreviated financial statements	$46,840	$44,613	$42,986

Indirect expenses:
Salaries and employee benefits	$27,094	$24,203	$24,025
Third-party vendor costs and other corporate overhead	12,104	14,886	14,896
Depreciation and amortization expense	7,056	5,405	3,786
Other indirect expenses	586	119	279
Total indirect expenses	$46,840	$44,613	$42,986

The indirect expenses that were allocated to the Disbursement business for segment reporting purposes in Higher One's 2015 Form 10-K primarily consisted of salaries and employee benefits, including equity based compensation granted to executives and other key personnel, third party vendor costs and other corporate overhead expenses, and depreciation and amortization expense.

Because most employees spent their time working on multiple business segments as opposed to being dedicated to a specific business segment, and detailed time tracking records were not maintained, expenses for salaries and employee benefits were primarily allocated to the Disbursement business based on estimates obtained through discussions with key personnel and applicable team leaders. Executive compensation, including equity based compensation, was primarily allocated to individual reporting segments based on the percentage of total revenue derived from each reporting segment.

Third-party vendor costs and other corporate overhead primarily consist of amounts paid for professional services, such as legal, accounting, consulting, internal audit, and government and public relations, and other corporate overhead expenses, such as telephone, internet, utilities, technology, rent and travel expenses. Higher One primarily allocated these expenses to individual reporting segments based on the percentage of total revenue derived from each reporting segment. For certain invoices where specific identification was practical, the entire amount was allocated to the Disbursement business.

Depreciation and amortization expense largely consisted of depreciation of capitalized labor costs, primarily for the developed technology, over the estimated weighted average useful lives. Capitalized labor costs were determined based on estimates obtained through discussions with key personnel and applicable team leaders.

NOTE 5 - SUBSEQUENT EVENTS
Management has evaluated events through August 5, 2016, the date the abbreviated financial statements were issued, and is not aware of subsequent events to disclose or to be recorded.